                                                          EXHIBIT 10.17
                             THIRD AMENDMENT TO THE
                           BURLINGTON RESOURCES INC.
                          KEY EXECUTIVE RETENTION PLAN


The Burlington Resources Inc. Key Executive Retention Plan ("Plan"), as adopted effective March 1, 1992, is amended as follows pursuant to Section 8.1 of the Plan, effective June 1, 1993.

1. Section 3.1(d) shall be amended by replacing the chart in its entirety with the following:

                         Amount of Benefit Payable to:
                         -----------------------------

 Termination from:      Senior Vice President       Vice President and Controller
- -------------------     ---------------------       -----------------------------
 3/1/92 - 6/30/92                  $  675,000                            $360,000
 7/1/92 - 12/30/92                  1,195,000                             635,000
12/31/92 - 12/30/93                 1,375,000                             665,000
12/31/93 - 12/30/94                   925,000                             495,000
 12/31/94 or later                    600,000                             320,000

2. The following new Section 2.3 shall be inserted immediately following Section 2.2 Termination of Participation:

           2.3         Waiver of Participation

                       Each Eligible Employee may elect to waive the right to be a Participant in the Plan. Any such waiver must be made in writing and will contain such terms and conditions as the Eligible Employee and the Company may agree upon, including without limitation the right to waive participation retroactive to the date participation began and the right to rescind the waiver in certain circumstances.

3. Section 3.1(a)(6) shall be amended by replacing "January 1, 1992" with "January 1 of the year in which the Participant's Termination Date occurs".


                                          BY BURLINGTON RESOURCES INC.


                                          By:      Harold E. Haunschild
                                              -------------------------------
  M.A. Salin
- --------------------                      Its:  V.P., Human Resources
Witness                                       -------------------------------



(CORPORATE SEAL)

                              FOURTH AMENDMENT TO
                         THE BURLINGTON RESOURCES INC.
                          KEY EXECUTIVE RETENTION PLAN

         The Burlington Resources Inc. Key Executive Retention Plan ("Plan"), as adopted effective March 1, 1992, is amended as follows pursuant to Section 8.1, Amendment or Termination, of the Plan, effective November 1, 1993:

1. Section 1.18, Termination Date, shall be amended by adding the following new sentence at the end thereof:

                 Notwithstanding the foregoing, with respect to those Participants whose vesting is accelerated as of November 1, 1993, in accordance with Section 5.1, Vesting, Termination Date means March 31, 1994, and with respect to the Participant whose vesting is accelerated as of January 1, 1994, in accordance with Section 5.1, Vesting, Termination Date means June 30, 1994.

2. Section 3.1(a)(6), Employer Discretionary Contributions, shall be amended in its entirety to read as follows:

                 Determine the present value of the benefits determined in (3) through (5) above based on the UP84 mortality table and the greater of 4.25 percent or the immediate PBGC interest rate in effect during the month in which the distribution occurs.

3. That portion of Section 3.1(d) preceding the payment matrix is amended to read as follows:

                 The amount determined under the following chart for a Senior Vice President or the Vice President and Controller, depending on Termination Date:

4. Section 4.1, Eligibility for Benefits, is amended by adding the following sentence after the first sentence thereof:

                 Notwithstanding the foregoing, a Participant whose vesting is accelerated as of November 1, 1993, in accordance with Section 5.1, Vesting, shall be eligible to receive a distribution of that portion of his vested Account balance attributable to Employer contributions pursuant to Sections 3.01(a), (c) and
                 (d) above as of December 1, 1993 and that portion of his vested Account balance attributable to Employer contributions pursuant to Section 3.01(b) above as of the date he actually terminates from employment with the Employer. Also notwithstanding the foregoing, the Participant whose vesting is accelerated as of January 1, 1994, in accordance with
                 Section 5.1, Vesting, shall be eligible to receive a distribution of that portion of his vested Account balance attributable to Employer contributions pursuant to Sections 3.01(a), (c) and (d) above as of January 2, 1994 and of that portion of his vested Account balance attributable to Employer contributions pursuant to Section 3.01(b) above as of the date he actually terminates from employment with the Employer.

5. Section 4.2, Time of Benefit Commencement, shall be amended by adding the following sentence at the end thereof:

                 Notwithstanding the foregoing, with respect to a Participant whose vesting is accelerated as of November 1, 1993, in accordance with Section 5.1, Vesting, payment of that portion of such Participant's vested Account balance attributable to Employer contributions pursuant to Sections 3.01(a), (c) and
                 (d) above shall be completed within a reasonable period of time after December 1, 1993, but in no event later than December 31, 1993, and payment of that portion of the Participant's vested Account balance attributable to Employer contributions pursuant to Section 3.01(b) above shall be made on the date he actually terminates from employment with the Employer, or as soon as administratively practicable thereafter. Also notwithstanding the foregoing, with respect to the Participant whose vesting is accelerated as of January 1, 1994, in accordance with Section 5.1, Vesting, payment of that portion of such Participant's vested Account balance attributable to Employer contributions pursuant to Sections 3.01(a), (c) and (d) above shall be completed within a reasonable period of time after January 2, 1994, and payment of that portion of his vested Account balance attributable to Employer contributions pursuant to Section 3.01(b) above shall be made on the date he actually terminates from employment with the Employer, or as soon as administratively practicable thereafter.

6. Section 5.1, Vesting, is amended by adding the following new sentence at the end thereof:

                 Notwithstanding the foregoing, all Eligible Employees who are Participants in the Plan on November 1, 1993, except for the Senior Vice President, shall become fully vested on such date. The Senior Vice President shall become fully vested on January 1, 1994.

7. Appendix I to the Plan is updated to reflect the effects of the foregoing amendments.

                 IN WITNESS WHEREOF, Burlington Resources Inc. has caused this Fourth Amendment to be duly executed on this 16th day of December, 1993.


                                          FOR BURLINGTON RESOURCES INC.

                                          By:  Harold E. Haunschild
                                             ----------------------------

                                          Title: V. P. Human Resources
                                                -------------------------

Margaret A. Salin
- ---------------------
Witness



(Corporate Seal)